Exhibit 10.2
HENRY SCHEIN, INC.
August 13, 2010
Mr. David M. Mulder
Chief Executive Officer Biolase
Technology, Inc. 4
Cromwell
Irvine, California 92618
Dear Mr. Mulder:
Reference is made to the letter agreement between Henry Schein, Inc. (“HSIC”) and Biolase Technology, Inc. (“Biolase”), dated as of March 9, 2010 (the “March Letter Agreement”).
Effective on August 17, 2010, Section 4 of the March Letter Agreement is hereby amended by deleting the reference therein to “60 days advance written notice” and replacing it with “45 days’ advance written notice.”
Please acknowledge your agreement to the foregoing by executing a counterpart of this letter agreement.
Sincerely,
HENRY SCHEIN, INC.

By:	/s/ Brian S. Watson
Brian S. Watson
Vice President, Strategic and Business Planning
BIOLASE TECHNOLOGY, INC.

By:	/s/ David M. Mulder
David M. Mulder
Chief Financial Officer